Exhibit 16.1

Perry-Smith LLP
400 Capitol Mall | Suite 1200
Sacramento, CA 95814
www.perry-smith.com
916.441.1000

November 1, 2011

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549

Ladies and Gentlemen:

    We have read the comments made regarding us in Item 4.01 of Form 8-K of American River Bankshares and Subsidiaries dated November 1, 2011 and filed November 4, 2011, and are in agreement with those statements.

Very truly yours,

cc:	Mr. William Robotham
Audit Committee Chair
American River Bankshares and Subsidiaries

Sacramento | San Francisco